EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41371 and 33-51665) of Robertson-Ceco Corporation of our report dated March 21, 1996 appearing on page 42 of the Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 49 of this Form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
February 13, 1997